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                                                                    EXHIBIT 10.1

                                AMENDMENT TO THE
                             WESTPOINT STEVENS INC.
                        1993 MANAGEMENT STOCK OPTION PLAN

THIS AMENDMENT to the WestPoint Stevens Inc. 1993 Management Stock Option Plan (the "Plan") is made the 9th day of August 2001 by WestPoint Stevens Inc. (the "Company").

                              W I T N E S S E T H:

WHEREAS, the Company maintains the Plan for the benefit of its eligible employees;

WHEREAS, the Company's Board of Directors has the authority to amend or modify the Plan at any time and in any respect with certain limitations as stated in the Plan; and

WHEREAS, the Company desires to amend the Plan as provided herein; and

WHEREAS, the Board of Directors of the Company, acting within its authority, has approved the amendment of the Plan as provided herein;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section VII. C. of the Plan is amended in its entirety to read as follows:

                  VII. C. if the employment of any employee to whom such Option shall have been granted shall terminate by reason of the employee's retirement (which means normal retirement under the WestPoint Stevens Inc. Retirement Plan), voluntary termination for "good reason" (only if an employee is party to a written employment agreement with the Company or any subsidiary corporation or parent corporation of the Company, which provides for termination with "good reason," and such employee validly terminated his or her employment for "good reason," as such term is defined in the agreement ("Termination For Good Reason")), or dismissal by the employer other than for cause (as defined below), such option, unless otherwise specified by the Committee in such Option, shall immediately become exercisable and such employee shall have the right to exercise such Option in respect of any or all of such number of Shares as specified by the Committee in such Option, whether or not then exercisable at any time up to and including three (3) months after the date of such termination of employment by reason of Termination for Good Reason or dismissal other than for cause and up to and including one (1) year after the date of retirement; and

2. Except as specified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment effective on the date first written above.

                               WESTPOINT STEVENS INC.

                               By:   /s/ Thomas M. Lane
                                   ----------------------------

                               Title: Senior Vice President & Treasurer
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